PRESS RELEASE

Juniata Valley Financial Corp. Announces 7.8% Increase in Year-to-Date Earnings per Share for 2008
and Declares Quarterly Dividend

Mifflintown, PA –October 22, 2008— Francis J. Evanitsky, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC BB: JUVF), announced operating results for the quarter ended September 30, 2008 and for the first nine months of 2008.

Basic and diluted earnings per share for the nine months ended September 30, 2008 were $0.97, an increase of 7.8% as compared to the same period in 2007. Net income year-to-date through September 30, 2008 was $4,250,000, a 5.9% increase over the results for the first nine months of 2007. Total assets at September 30, 2008 were $437.7 million, an increase of 4.2% in comparison to year-end 2007.

For the quarter ended September 30, 2008, net income was $1,451,000, a 2.3% increase over the results for the third quarter of 2007. Basic and diluted earnings per share were $0.33 for the quarter, an increase of 3.1% as compared to 2007.

Mr. Evanitsky commented, “The magnitude of the current global financial crisis has created a very troubling time for people. No one has been unaffected by its impact. Daily, news reports are depicting all banks as irresponsible and focused only on short-term results. There has been virtually no reporting on the fact that not all banks have engaged in highly risky practices that endanger the health of their business and the economy as a whole. Rather, as a community bank, Juniata Valley seeks to provide exceptional customer service while offering opportunity for its employees, support to its communities and value for its shareholders. ”

“Here, at Juniata Valley, we believe that we have shielded our investors from the effects of the crisis by vigilantly following our business plan. While many banks have chosen to grow their balance sheet at any cost, Juniata is focused on continuing to build its community banking franchise through profitable growth. We maintain conservative lending practices and fair pricing standards and we did not participate in sub-prime lending nor did we get caught up in irrational competitive deposit pricing. We continue to be well-capitalized, as measured by all regulatory capital requirements, and Juniata Valley’s liquidity is strong. We want our customers and shareholders to have confidence in the safety and soundness of our organization. We are pleased to be able to justify and reward that confidence through consistently high performance”.

Net interest income was $12.0 million for the first nine months of 2008, as compared to $11.6 million in 2007. The net interest margin, on a fully tax-equivalent basis, increased 16 basis points, from 4.14% to 4.30%, when comparing the two periods. An increase in the loan loss provision, to $291,000 during the period ended September 30, 2008, compared to $90,000 in the same 2007 period, primarily reflects loan growth of 6.4% since year-end 2007. Credit quality remains strong, as indicated by the reduction in the ratio of net charge-offs to average loans outstanding from 0.05% for the period ended September 30, 2007 compared to 0.02% for the period ended September 30, 2008.

For the quarter ended September 30, 2008, the net interest margin, on a fully tax-equivalent basis, increased by 27 basis points, to 4.38%, compared to the third quarter of 2007. Likewise, the net interest margin in the third quarter of 2008 increased by 11 basis points in comparison to the linked quarter ended June 30, 2008.

As reported three months ago, an other-than-temporary impairment charge of $393,000 was recorded during the period ended June 30, 2008 as a result of sustained deterioration in values of a portion of the Company’s common stock portfolio. No further other-than temporary charges were recorded during the third quarter of 2008. During the nine months ended June 30, 2007, we recorded a $33,000 charge to earnings for other-than-temporary impairment on a single stock held in the investment portfolio. Gains from securities transactions and the sales of other assets during the first nine months of 2008 exceeded such gains during the first nine months of 2007 by $19,000 and $51,000, respectively. During the second quarter of 2008, proceeds from a bank-owned life insurance policy resulted in a gain of $179,000. Non-interest income, exclusive of the securities portfolio impairment charge and other gains described above, increased by $149,000, or 4.7%, when comparing the two periods, partially as a result of increased debit card activity and other new services provided to customers.

For the year-to-date, non-interest expense decreased by $47,000, or 0.5%, in 2008 as compared to 2007. The third quarter’s non-interest expense in 2008 was essentially unchanged from the non-interest expense recorded in the third quarter a year ago.

Annualized return on average equity for the year-to-date period and the third quarter of 2008 was 11.63% and 11.89%, respectively, as compared to the prior year’s ratios for the same periods of 11.26% and 11.99%, respectively. For the nine months and three months ended September 30, 2008, annualized return on average assets was 1.33% and 1.34%, respectively, versus 1.26% and 1.32%, respectively, for the same periods in 2007.

The $0.19 dividend per share paid in the third quarter of 2008 reflected an increase of 5.6% over the dividend paid in the regular dividend paid in the third quarter of 2007. Mr. Evanitsky announced that, “on October 21, 2008, Juniata Valley’s Board of Directors declared a cash dividend of $.19 per share for the fourth quarter, payable on December 1, 2008 to shareholders of record on November 14, 2008, reflecting a 5.6% increase in regular dividends as compared to the prior year”.

The Juniata Valley Bank, principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with twelve community offices located in Juniata, Mifflin, Perry and Huntingdon Counties. In addition, Juniata Valley owns 39.16% of the First National Bank of Liverpool, which it carries under the equity method of accounting. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades over the counter under the symbol JUVF.OB.

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata Valley is making forward-looking statements. Such information is based on Juniata Valley’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this “forward looking” information. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. Many factors could affect future financial results including, without limitation, the current disruptions in the financial and credit markets, changes in interest rates and their impact on the level of deposits, loan demand and value of loan collateral, increased competition from other financial institutions, market value deterioration in the financial services sector, governmental monetary policy, legislation and changes in banking regulations, risks associated with the effect of opening a new branch, the ability to control costs and expenses, and general economic conditions.

For a more complete discussion of certain risks and uncertainties affecting Juniata Valley, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata Valley’s filings with the Securities and Exchange Commission.